CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 21, 2004, relating to the financial statements and financial highlights which appears in the November 30, 2003 Annual Report to Shareholders of the Brazos Mutual Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Accountants and Legal Counsel" and "Financial Highlights" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
March 29, 2004